SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 19, 2005 (April 18, 2005)

Date of Report (Date of earliest event reported)

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-1992

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)     On April 18, 2005, RegeneRx Biopharmaceuticals, Inc. (the “Company”) issued a press release announcing that C. Neil Lyons had joined the Company as Chief Financial Officer, effective immediately. Mr. Lyons is a financial executive and Certified Public Accountant with over 20 years of industry experience, both as an auditor and CFO. Throughout the 1980s Mr. Lyons practiced with two major accounting firms, providing audit and advisory services to several public companies in the Washington, D.C. metro area. Since 1990, he has been a financial executive with HFS, Inc. (a major Department of Defense contractor), Bell Atlantic, and SkyBridge LP (an international satellite broadband start-up that raised $400 million in equity). Prior to joining the Company, Mr. Lyons provided strategic consulting services to area businesses, such as: Martek Biosciences Corporation; Hanger Orthopedic Group Inc; BearingPoint, Inc.; and, several emerging privately-owned enterprises. From 1998 through 2002 Mr. Lyons was the Vice President-Finance for SkyBridge Limited Partnership, an Alcatel company.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit 99.1 Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein President and Chief Executive Officer

Date: April 19, 2005